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EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60180) pertaining to the Amended and Restated Stock Option Plan
(1986), the Registration Statement (Form S-8 No. 33-16250) pertaining to the Amended and Restated Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-60285) pertaining to the Key Executives and Non-Employee Directors Stock Option Plan (1993), as amended, the Registration Statements (Form S-8 No. 33-60289 and No. 333-69274) pertaining to the Stock Option and Incentive Stock Plan (1995), the Registration Statement (Form S-8 No. 333-57645) pertaining to the Stock Incentive Plan (1998), the Registration Statements (Form S-3 No. 333-85030-00, No. 333-85030-01, No. 333-85030-02, and No. 333-85030-03), as
amended, and the Registration Statement (Form S-4 No. 333-109604, No. 109604-01, No. 333-109604-02, No. 109604-03, and No 109604-04), as amended, of Toll
Brothers, Inc., Toll Corp., First Huntingdon Finance Corp., Toll Finance Corp., and Toll Brothers Finance Corp. and in the related Prospectus of our report dated December 9, 2003, with respect to the consolidated financial statements and schedule of Toll Brothers, Inc. included in this Annual Report (Form 10-K) for the year ended October 31, 2003.







Philadelphia, Pennsylvania
January 12, 2004